UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 22, 2024
Date of Report (Date of earliest event reported)

MAGNITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 15th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 243-2769
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	MGNI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.
On January 22, 2024, Magnite, Inc. (the “Company”) issued a press release announcing that it intends to refinance its $360 million Term Loan B, which matures in April 2028, and its $65.0 million revolving credit facility, which matures in December 2025, with a new senior secured credit facility. A copy of the press release is attached hereto as Exhibit 99.1.
As previously disclosed, on August 4, 2023 the Company’s board of directors approved a repurchase plan (the “Repurchase Plan”), pursuant to which the Company was authorized to repurchase common stock or 0.25% convertible senior notes due March 2026 (the "Convertible Notes"), with an aggregate market value of up to $100.0 million, through August 4, 2025. During the fourth quarter of 2023, the Company repurchased $70.0 million of the Convertible Notes for an aggregate purchase price of $60.7 million pursuant to the Repurchase Plan. As of December 31, 2023, approximately $9.5 million remains available under the Repurchase Plan. As of December 31, 2023, the principal amount of Convertible Notes outstanding was approximately $205.1 million.
The information in this Form 8-K and the Exhibit attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of Magnite, Inc. Announcing Intent to Refinance Existing Credit Facilities Issued January 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNITE, INC.

Date:	January 22, 2024	By:	/s/ David Day
David Day
Chief Financial Officer